                                                                   Exhibit 11(a)
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report dated March 21, 1997, and to all references to our Firm included in or made a part of this registration statement of Nuveen Flagship Multistate Trust II (comprising the Nuveen Flagship New Jersey Municipal Bond Fund and the Nuveen Flagship New Jersey Intermediate Municipal Bond Fund).



                                           ARTHUR ANDERSEN LLP





Chicago, Illinois
June 23, 1997

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report dated April 11, 1997, and to all references to our Firm included in or made a part of this registration statement of Nuveen Flagship Multistate Trust II (comprising the Nuveen California, Nuveen California Insured, Nuveen Flagship Connecticut, Nuveen Massachusetts, Nuveen Massachusetts Insured, Nuveen Flagship New York and Nuveen New York Insured Municipal Bond Funds).


                                       ARTHUR ANDERSEN LLP





Chicago, Illinois
June 23, 1997